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                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                              6 7/8% NOTES DUE 2007
                                       OF
                            P. H. GLATFELTER COMPANY


         As set forth in the Prospectus, dated ____________, 1997 (the "Prospectus"), of P. H. Glatfelter Company (the "Issuer"), in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Issuer's offer to exchange (the "Exchange Offer") $1,000 principal amount of its 6 7/8% Notes due 2007, Series B (the "Exchange Notes") for each $1,000 principal amount of its outstanding 6 7/8% Notes due 2007 (the "Old Notes") if (i) certificates representing the Old Notes to be tendered for exchange are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents, or an Agent's Message in lieu thereof, to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.


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         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
         YORK CITY TIME, ON ____________, 1997 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK

By Registered or Certified Mail:            By Facsimile:              By Hand or Overnight Courier:
The Bank of New York                        (212) 815-6339             The Bank of New York
101 Barclay Street - 7E                                                101 Barclay Street
New York,  NY  10286                        Confirm by Telephone:      Corporate Trust Services Window
Attention:  Reorganization Section,         (212) 815-2742             - Ground Level
            Enrique Lopez                                              New York, New York  10286
                                                                       Attention:  Reorganization Section,
                                                                                   Enrique Lopez

         Delivery of this instrument to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guarantee delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs,
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personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized           Name(s) of Registered Holder(s):
Signatory:_____________________________________________     ____________________________________________________
_______________________________________________________     ____________________________________________________
_______________________________________________________     ____________________________________________________

Principal Amount of Old Notes Tendered:________________     Address:____________________________________________
Certificate No(s) of Old Notes (if available):_________     Area Code and Telephone No.:________________________
_______________________________________________________     If Old Notes will be delivered
_______________________________________________________     by book-entry transfer at
_______________________________________________________     at The Depository Trust Company,
_______________________________________________________     insert Depository Account No.:______________________
Date:__________________________________________________


This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):        ________________________________________________________________
                ________________________________________________________________
                ________________________________________________________________
Capacity:       ________________________________________________________________
Address(es):  __________________________________________________________________
                ________________________________________________________________
                ________________________________________________________________

Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.




                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended,
(b) represents that such tender of Old Notes complies with such Rule 14e-4, and
(c) guarantees that, within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

         The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm: __________________________  ______________________________________
                                                  Authorized Signature
Address: _______________________________  Name:_________________________________
________________________________________  Title:________________________________
Area Code and Telephone No.:____________  Date:_________________________________


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